Exhibit 99.1

CROWDGATHER ACQUIRES COMMUNITY PLATFORM, FREEFORUMS.ORG AND REACHES NETWORK TRAFFIC OF 80 MILLION MONTHLY PAGE VIEWS

•	Acquisition positions CrowdGather as one of the largest forum networks resulting in increased revenues, traffic, and content for CrowdGather

Woodland Hills, CA.  March 16, 2010 --- One of the leading networks of forum communities on the Internet, CrowdGather (OTCBB:CRWG), today announced that it has acquired one of the largest free forum community hosting platforms, FreeForums.org (www.freeforums.org) for $1 million in a combination of cash and stock.  As a result, CrowdGather’s network of forums will have approximately 80 million monthly page views and 4.5 million monthly unique visitors according to Google analytics an increase of over 500% from the Company’s last quarterly filing with the Securities and Exchange Commission.

“This is a milestone achievement for us,” said Sanjay Sabnani, CrowdGather’s Chairman and CEO.  “FreeForums.org has built up an impressive network of forums and we believe that CrowdGather will be able to successfully monetize these properties by integrating them into verticals that will appeal to advertisers.”

Sabnani continued, “With this acquisition, our network of forums have grown rapidly from just under nine million page views per month in fiscal 2008 to 80 million monthly page views currently.  Our goal is to continue to drive growth by focusing on the inherent value of forums and the richness of the content created by their users.  We believe that forums are the help desk of the Internet and a valuable repository of answers and experiences.”

FreeForums.org owner and founder, Phil Santoro commented, “CrowdGather is exactly the type of company we were looking for when we made the decision to sell.  Few people today recognize that forums have not only not gone away, they remain one of the most vital, active communities online.  Our motivation was to find an entity that was not only focused on forums, but also cultivate them and provide the staff and resources to continue to drive our growth.  We believe that CrowdGather is the right choice and I am excited to be a new shareholder of the company.”

About FreeForums.org

Founded in 2007, FreeForums.org has grown rapidly to become one of the leading online destinations for free community hosting.  FreeForums.org offers anyone the opportunity to build and host their own dedicated community for no charge.

About CrowdGather, Inc.

With its growing portfolio of special interest forums and enthusiast message board communities, CrowdGather (www.crowdgather.com) has created a centralized network to benefit forum members, forum owners and forum advertisers.  CrowdGather provides a highly interactive and informational social network for members, a management and revenue-sharing resource for third-party forum owners, and a largely untapped advertising network for marketers worldwide.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy.  Words such as “expects”, “will”, “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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For additional information, please contact:

Investor Contact:    Sanjay Sabnani
   Phone: 818-435-2472 x 101
                                   Email: sanjay@crowdgather.com

Media Contact:       Stacey Sanner
  Phone: 425-896-8505
  Email: staceysanner@hotmail.com